EXHIBIT 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION, made and entered into as of the 1st day of April, 1998, by and among Margo Nursery Farms, Inc., a Puerto Rico Corporation ("Margo Nursery") and Interim Margo, Inc. ("Newco"), a Puerto Rico corporation (Margo Nursery and Newco are hereinafter collectively referred to as the "Corporations").

                              W I T N E S S E T H:

         WHEREAS, Margo Nursery is a Puerto Rico corporation that is engaged in the production and distribution of tropical and flowering plants, garden products as well as landscaping design and installation services;

         WHEREAS, Newco is a newly formed Puerto Rico corporation that was created to accomplish a restructuring of the corporate structure of Margo Nursery to create a holding company structure;

         WHEREAS, the Corporations recognize that the corporate restructuring of Margo as a holding company will facilitate the future expansion or diversification of its business activities and thereby contribute to the future long range financial strength of Margo Nursery;

         WHEREAS, the Corporations recognize that the proposal corporate restructuring will be effected through the transfer to Newco of substantially all of Margo's assets in exchange for all the outstanding capital stock of Newco in accordance with Article 9.01 of the Puerto Rico General Corporation Law of 1995, and the assumption of substantially all the liabilities of Margo by Newco;


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         WHEREAS, Newco will change its name to "Margo Nursery Farms, Inc." and conduct the business presently conducted by Margo Nursery and Margo Nursery will change its name to "Margo Caribe, Inc.";

         WHEREAS, to accomplish the foregoing purposes, the Corporations have agreed to this Agreement and Plan of Reorganization whereby Margo Nursery will transfer substantially all of its assets and certain of its liabilities to Newco so that following the effective date of the reorganization, the business previously conducted by Margo Nursery will hereforth be conducted by Newco as a wholly-owned subsidiary of Margo Nursery which will operate as a holding company under the corporate name of "Margo Caribe, Inc."

         NOW THEREFORE, in consideration of the premises and mutual covenants herein set forth the Corporations adopt the Plan of Reorganization and agree as follows:

         1. RECITALS. All of the recitals set forth are true and correct.

         2. TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES. The Corporations hereby adopt this Agreement and Plan of Reorganization which is intended to be effected as a tax-free reorganization pursuant to Section 1112(g) of the Puerto Rico Internal Revenue Code of 1994 as amended. Pursuant to this Agreement and Plan of Reorganization, all the assets of Margo Nursery, except those identified in Annex A hereto will be transferred to Newco as of the Effective Date (as hereinafter defined), and Newco will assume substantially all the liabilities of Margo Nursery. In exchange from such transfer of assets, Newco agrees to issue to Margo Nursery 1000 shares of its Common Stock, $0.01 par value, representing 100% of Newco's outstanding Capital Stock. Upon

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issuance in accordance with the terms of the Agreement, such shares will fully paid and non-assessable shares of Newco.

         3. EFFECTIVE DATE. The the transfer of the assets and assumption of related liabilities will become effective on the date (the "Effective Date"), a Bill of Sale and Assumption of Liabilities, in form and substance acceptable to the parties and their counsel is executed, following compliance with the conditions of this Agreement.

         4. CHANGE OF NAME. As part of the corporate restructuring contemplated hereby, Margo Nursery agrees to take such action as may be required to change its corporate name to "Margo Caribe, Inc." and Newco agree to take such action as may be required to change its corporate name to "Margo Nursery Farms, Inc."

         5. FURTHER ACTIONS. All necessary action shall be taken to transfer information, contracts, assets, or any other real or personal property so that this Agreement Plan of Reorganization be effected pursuant to the provisions herewith.

         6. CONDITIONS OF RESTRUCTURING. Consummation of the corporate restructuring contemplated herein is subject to fulfillment, on or before the Effective Date, of the following conditions: (i) the Corporations shall cooperate and take all such actions or furnish all such information to enable Newco to comply with the applicable bulk sales statutes under Puerto Rico law;
(ii) receipt of an opinion from Pietrantoni, Mendez & Alvarez satisfactory in form and substance to Margo Nursery, to the effect that the reorganization constitutes a tax-free reorganization under the Puerto Rico Internal Revenue Code of 1994, as amended, and the United States Internal Revenue Code of 1986, as amended, and (iii) Margo Nursery shall have received the consent to the reorganization contemplated

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hereby of Puerto Rico Farm Credit ACA ("P.R. Farm Credit") under that certain financing agreement dated December 15, 1994, between Margo Nursery and P.R. Farm Credit and of Banco Santander Puerto Rico ("Santander") under that certain financing agreement dated September 27, 1994 between Margo and Santander, and any other consents that may be required under existing agreements all such consents shall be in form and substance reasonably satisfactory to Margo Nursery and its counsel.

         7. AUTHORIZATION. The appropriate officers of the Corporations are authorized for and on behalf of and in the name of Corporations to take or cause to be taken all such actions and to execute or cause to be executed such certificates and other private or public documents as may be deemed necessary or desirable by them in order to effectuate this Plan of Reorganization.

         8. NOTICES. All notices to be given under this Agreement shall be sent to the Corporations at the following address:

                           Michael J. Spector
                           Chief Executive Officer
                           PO Box 706
                           Dorado, PR 00766

         9. MISCELLANEOUS. This Agreement Plan of Reorganization constitutes the entire Agreement and understanding between the parties and supersedes all prior agreements and understandings related hereto. This Plan shall be governed by the laws of the Commonwealth of Puerto Rico.

         10. BENEFITS. This Agreement shall be binding upon and inure to benefit the parties, their personal representatives, estates, successors and assigns.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written:

                                      MARGO NURSERY FARMS, INC.,
                                      a Puerto Rico corporation

                                      By:     /S/  MICHAEL J. SPECTOR
                                         --------------------------------------
                                           Michael J. Spector, President

                                      By:    /S/ ALFONSO ORTEGA
                                         --------------------------------------
                                                   Alfonso Ortega
                                                 Assistant Secretary

                                      Date executed: April 24, 1998

                                      INTERIM MARGO, INC.
                                      A Puerto Rico Corporation

                                       By:     /S/ MICHAEL J. SPECTOR
                                          -------------------------------------
                                            Michael J. Spector, President

                                       By:    /S/ ALFONSO ORTEGA
                                          -------------------------------------
                                                   Alfonso Ortega
                                                     Secretary

                                      Date executed: April 24, 1998